                      SECURITIES EXCHANGE AND COMMISSION

                           Washington, D. C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  November 15, 2002



                               URS Corporation
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                   Delaware
                ----------------------------------------------
                (State or other jurisdiction of incorporation)


               1-7567                               94-1381538
         (Commission File No.)          (I.R.S. Employer Identification No.)


                      100 California Street, Suite 500,
                    San Francisco, California  94111-4529
            (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code: (415) 774-2700

Item 5.         Other Events

     URS Corporation adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS 142), on November 1, 2001. The implementation of this accounting pronouncement modified the accounting for goodwill and intangibles, which included the cessation of amortizing capitalized goodwill and certain intangible assets. URS Corporation is filing this Form 8-K to include as adjusted net income and net income per share financial information within its Consolidated Financial Statements for the years ended October 31, 2001, 2000 and 1999, as if the adoption of SFAS 142 had occurred at the beginning of these respective years. Such information is presented within Note 17 to the Consolidated Financial Statements included in this Form 8-K.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders of URS Corporation:

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholders' equity and cash flows present fairly, in all material respects, the financial position of URS Corporation and its subsidiaries ("the Company") at October 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended October 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          /s/ PRICEWATERHOUSECOOPERS LLP
                                          --------------------------------------
                                          PRICEWATERHOUSECOOPERS LLP

San Francisco, California
December 18, 2001

                        URS CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    OCTOBER 31,
                                                              ------------------------
                                                                 2001          2000
                                                              ----------    ----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $   23,398    $   23,693
  Accounts receivable, including retainage amounts of
     $43,751 and $43,029....................................     484,107       464,074
  Costs and accrued earnings in excess of billings on
     contracts in process...................................     289,644       281,757
  Less receivable allowances................................     (28,572)      (36,826)
                                                              ----------    ----------
     Net accounts receivable................................     745,179       709,005
                                                              ----------    ----------
  Income taxes recoverable..................................          --        16,668
  Deferred income taxes.....................................      10,296         4,859
  Prepaid expenses and other assets.........................      24,769        22,325
                                                              ----------    ----------
     Total current assets...................................     803,642       776,550
Property and equipment at cost, net.........................     106,997        88,661
Goodwill, net...............................................     500,286       514,611
Other assets................................................      52,451        47,312
                                                              ----------    ----------
                                                              $1,463,376    $1,427,134
                                                              ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.........................  $   54,425    $   45,223
  Accounts payable..........................................     135,066       125,165
  Accrued salaries and wages................................      69,982        92,212
  Accrued expenses and other................................      21,232        28,915
  Billings in excess of costs and accrued earnings on
     contracts in process...................................      95,520        90,475
                                                              ----------    ----------
     Total current liabilities..............................     376,225       381,990
Long-term debt..............................................     576,704       603,128
Deferred income taxes.......................................      34,700        33,157
Deferred compensation and other.............................      33,146        40,052
                                                              ----------    ----------
     Total liabilities......................................   1,020,775     1,058,327
                                                              ----------    ----------
Commitments and contingencies (Note 10).....................
Mandatorily redeemable Series B exchangeable convertible
  preferred stock, par value $1.00; authorized 150 shares;
  issued and outstanding 55 and 51, respectively;
  liquidation preference $120,099 and $111,013,
  respectively..............................................     120,099       111,013
                                                              ----------    ----------
Stockholders' equity:
  Common stock, par value $.01; authorized 50,000 shares;
     issued and outstanding 18,198 and 16,834 shares,
     respectively...........................................         182           168
  Treasury stock............................................        (287)         (287)
  Additional paid-in capital................................     155,273       137,389
  Accumulated other comprehensive income (loss).............      (3,962)       (2,412)
  Retained earnings.........................................     171,296       122,936
                                                              ----------    ----------
     Total stockholders' equity.............................     322,502       257,794
                                                              ----------    ----------
                                                              $1,463,376    $1,427,134
                                                              ==========    ==========

                 See Notes to Consolidated Financial Statements

                        URS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                YEARS ENDED OCTOBER 31,
                                                         --------------------------------------
                                                            2001          2000          1999
                                                         ----------    ----------    ----------
Revenues...............................................  $2,319,350    $2,205,578    $1,418,522
                                                         ----------    ----------    ----------
Expenses:
  Direct operating.....................................   1,393,818     1,345,068       854,520
  Indirect, general and administrative.................     755,791       697,051       463,132
  Interest expense, net................................      65,589        71,861        34,589
                                                         ----------    ----------    ----------
                                                          2,215,198     2,113,980     1,352,241
                                                         ----------    ----------    ----------
Income before taxes....................................     104,152        91,598        66,281
Income tax expense.....................................      46,300        41,700        29,700
                                                         ----------    ----------    ----------
Net income.............................................      57,852        49,898        36,581
Preferred stock dividend...............................       9,229         8,337         3,333
                                                         ----------    ----------    ----------
Net income available for common stockholders...........      48,623        41,561        33,248
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments...............      (1,550)       (2,609)          197
                                                         ----------    ----------    ----------
Comprehensive income...................................  $   47,073    $   38,952    $   33,445
                                                         ==========    ==========    ==========
Net income per common share:
  Basic................................................  $     2.79    $     2.55    $     2.14
                                                         ==========    ==========    ==========
  Diluted..............................................  $     2.41    $     2.27    $     1.98
                                                         ==========    ==========    ==========
Weighted average shares outstanding:
  Basic................................................      17,444        16,272        15,499
                                                         ==========    ==========    ==========
  Diluted..............................................      23,962        22,020        18,484
                                                         ==========    ==========    ==========

                 See Notes to Consolidated Financial Statements

                        URS CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                  ACCUMULATED
                                        COMMON STOCK                ADDITIONAL       OTHER                      TOTAL
                                       ---------------   TREASURY    PAID-IN     COMPREHENSIVE   RETAINED   STOCKHOLDERS'
                                       SHARES   AMOUNT    STOCK      CAPITAL        INCOME       EARNINGS      EQUITY
                                       ------   ------   --------   ----------   -------------   --------   -------------
Balances, October 31, 1998...........  15,206    $152     $(287)     $117,842       $    --      $ 48,653     $166,360
Employee stock purchases.............     719       7        --         8,857            --            --        8,864
Preferred stock issuance costs.......      --      --        --        (1,500)           --            --       (1,500)
Quasi-reorganization NOL
  carryforward.......................      --      --        --           263            --          (263)          --
Total comprehensive income:
Foreign currency translation before
  and after tax......................      --      --        --            --           197            --          197
Net income...........................      --      --        --            --            --        36,581       36,581
In-kind preferred stock dividends....      --      --        --            --            --        (3,333)      (3,333)
                                       ------    ----     -----      --------       -------      --------     --------
Balances, October 31, 1999...........  15,925     159      (287)      125,462           197        81,638      207,169
Employee stock purchases.............     909       9        --         9,209            --            --        9,218
Tax benefit of stock options.........      --      --        --         2,455            --            --        2,455
Quasi-reorganization NOL
  carryforward.......................      --      --        --           263            --          (263)          --
Total comprehensive income:
Foreign currency translation before
  and after tax......................      --      --        --            --        (2,609)           --       (2,609)
Net income...........................      --      --        --            --            --        49,898       49,898
In-kind preferred stock dividends....      --      --        --            --            --        (8,337)      (8,337)
                                       ------    ----     -----      --------       -------      --------     --------
Balances, October 31, 2000...........  16,834     168      (287)      137,389        (2,412)      122,936      257,794
Employee stock purchases.............   1,364      14        --        13,722            --            --       13,736
Tax benefit of stock options.........      --      --        --         3,899            --            --        3,899
Quasi-reorganization NOL
  carryforward.......................      --      --        --           263            --          (263)          --
Total comprehensive income:
Foreign currency translation before
  and after tax......................      --      --        --            --        (1,550)           --       (1,550)
Net income...........................      --      --        --            --            --        57,852       57,852
In-kind preferred stock dividends....      --      --        --            --            --        (9,229)      (9,229)
                                       ------    ----     -----      --------       -------      --------     --------
Balances, October 31, 2001...........  18,198    $182     $(287)     $155,273       $(3,962)     $171,296     $322,502
                                       ======    ====     =====      ========       =======      ========     ========

                 See Notes to Consolidated Financial Statements

                        URS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                  YEARS ENDED OCTOBER 31,
                                                              --------------------------------
                                                                2001        2000       1999
                                                              ---------   --------   ---------
Cash flows from operating activities:
  Net income................................................  $  57,852   $ 49,898   $  36,581
                                                              ---------   --------   ---------
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................     42,143     41,829      32,177
     Amortization of financing fees.........................      3,663      3,467       1,587
     Receivable allowances..................................     (8,254)    (3,785)       (285)
     Stock compensation.....................................      1,964      1,179       1,726
     Tax benefit of stock options...........................      3,899      2,455          --
  Changes in current assets and liabilities, net of business acquired:
     Accounts receivable and costs and accrued earnings in
      excess of billings on contracts in process............    (27,920)   (39,259)    (86,266)
     Income taxes recoverable...............................      4,997    (16,668)         --
     Prepaid expenses and other assets......................     (5,544)    (1,224)     (1,737)
     Accounts payable, accrued salaries and wages and
      accrued expenses......................................     (8,484)   (27,620)    (15,215)
     Billings in excess of costs and accrued earnings on
      contracts in process..................................      5,045     20,162      33,307
     Deferred income taxes..................................     (3,894)    23,036       5,831
     Deferred compensation and other........................     (6,906)   (36,032)         --
     Other, net.............................................    (11,511)    (6,414)      1,047
                                                              ---------   --------   ---------
     Total adjustments......................................    (10,802)   (38,874)    (27,828)
                                                              ---------   --------   ---------
       Net cash provided by operating activities............     47,050     11,024       8,753
                                                              ---------   --------   ---------
  Cash flows from investing activities:
     Payment for business acquisition, net of cash
      acquired..............................................         --         --    (316,167)
     Proceeds from sale of subsidiaries.....................      3,530     25,354          --
     Capital expenditures, less equipment purchased through
      capital leases of $25,084, $10,040, and $11,651,
      respectively..........................................    (19,778)   (15,885)    (20,248)
                                                              ---------   --------   ---------
       Net cash (used) provided by investing activities.....    (16,248)     9,469    (336,415)
                                                              ---------   --------   ---------
  Cash flows from financing activities:
     Payments of merger fees................................         --         --     (18,738)
     Proceeds from issuance of debt.........................         --         --     854,739
     Principal payments on long-term debt...................    (33,522)   (43,721)   (590,251)
     Borrowings under the line of credit....................    105,849         --          --
     Repayments under the line of credit....................   (105,849)        --          --
     Repayments under capital lease obligations.............     (7,530)    (6,805)     (2,971)
     Borrowings under short-term notes......................      5,830         --          --
     Repayments under short-term notes......................     (7,647)        --          --
     Proceeds from sale of common shares and exercise of
      stock options.........................................     11,772      8,039       7,138
     Proceeds from issuance of preferred stock..............         --         --     100,000
     Payment of financing fees..............................         --         --     (11,597)
     Payment of financing fees related to issuance of
      preferred stock.......................................         --         --      (1,500)
                                                              ---------   --------   ---------
       Net cash (used) provided by financing activities.....    (31,097)   (42,487)    336,820
                                                              ---------   --------   ---------
       Net (decrease) increase in cash......................       (295)   (21,994)      9,158
  Cash and cash equivalents at beginning of year............     23,693     45,687      36,529
                                                              ---------   --------   ---------
  Cash and cash equivalents at end of year..................  $  23,398   $ 23,693   $  45,687
                                                              =========   ========   =========
  Supplemental information:
       Interest paid........................................  $  75,434   $ 66,774   $  24,903
                                                              =========   ========   =========
       Taxes paid...........................................  $  33,882   $ 34,726   $  22,562
                                                              =========   ========   =========
       Non-cash dividends paid in-kind......................  $   9,086   $  7,680   $   3,333
                                                              =========   ========   =========
       Net book value of business sold......................  $   3,530   $ 25,354   $      --
                                                              =========   ========   =========

                 See Notes to Consolidated Financial Statements

                        URS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  ACCOUNTING POLICIES

BUSINESS

     URS Corporation (the "Company") offers a broad range of planning, design, and program and construction management services for transportation, hazardous waste, industrial processing and petrochemical, general building and water/wastewater projects. Headquartered in San Francisco, the Company operates in more than 30 countries with approximately 16,000 employees providing engineering services to federal, state and local governmental agencies as well as to private clients in the chemical, manufacturing, pharmaceutical, forest products, mining, oil and gas, and utilities industries.

PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company includes in current assets and liabilities amounts realizable and payable under engineering and construction contracts that extend beyond one year. The consolidated financial statements reflect the June 1999 acquisition of Dames & Moore Group ("D-M"), which was accounted for under purchase accounting method. See Note 2, Acquisitions.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     Revenue from contract services is recognized using the percentage-of-completion method and includes a proportion of the earnings expected to be realized on a contract in the ratio that costs incurred bear to estimated total costs. Revenue on cost reimbursable contracts is recorded as related contract costs are incurred and includes estimated earned fees in the proportion that costs incurred to date bear to total estimated costs. The fees under certain government contracts may be increased or decreased in accordance with cost or performance incentive provisions, which measure actual performance against established targets or other criteria. Such incentive fee awards or penalties are included in revenue at the time the amounts can be reasonably determined. Revenue for additional contract compensation related to unpriced change orders is recorded when realization is probable. Revenue from claims by the Company for additional contract compensation is recorded when agreed to by the customer. If estimated total costs on any contract indicate a loss, the Company provides currently for the total loss anticipated on the contract.

     Costs under contracts with the federal, state and local government agencies are subject to government audit upon contract completion. Therefore, all contract costs, including direct and indirect, general and administrative expenses, are potentially subject to adjustment prior to final reimbursement. Management believes that adequate provision for such adjustments, if any, has been made in the accompanying consolidated financial statements. All overhead and general and administrative expense recovery rates for fiscal 1998 through fiscal 2001 are subject to review by the federal, state and local government agencies.

                        URS CORPORATION AND SUBSIDIARIES

CONCENTRATIONS OF CREDIT RISK

     Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are limited due to the large numbers of customers that compose the Company's customer base and their dispersion across different business and geographic areas. The Company's cash balances and short-term investments are maintained in accounts held by major banks and financial institutions located primarily in the United States of America and Europe. As of October 31, 2001 and 2000, the Company had no significant concentrations of credit risk. The Company maintains reserves for potential credit losses and such losses have been within management's expectations.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     Carrying amounts of certain of the Company's financial instruments including cash, accounts receivable, accounts payable and other liabilities approximate fair value due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying values of long-term debt approximate fair value.

INCOME TAXES

     The Company uses the asset and liability approach for financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period plus or minus the change in deferred tax assets and liabilities during the period.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. In the year assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any gain or loss on disposal is reflected in income. Depreciation is provided on the straight-line method using estimated lives ranging from 5 to 10 years for property and equipment. Leasehold improvements are amortized over the length of the lease or estimated useful life, whichever is less.

INCOME PER COMMON SHARE

     Basic income per common share is computed by dividing net income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted income per share of common stock is computed giving effect to all dilutive potential shares of common stock that were outstanding during the period. Dilutive potential shares of common stock consist of the incremental shares of common stock issuable upon the exercise of stock options and convertible preferred stock. Diluted income per share is computed by dividing net income available to common stockholders plus the preferred stock dividend by the weighted average common share and dilutive potential common shares that were outstanding during the period.

                        URS CORPORATION AND SUBSIDIARIES

     In accordance with the disclosure requirements of Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings per Share," a reconciliation of the numerator and denominator of basic and diluted income per common share is provided as follows:

                                                           YEARS ENDED OCTOBER 31,
                                                        -----------------------------
                                                         2001       2000       1999
                                                        -------    -------    -------
                                                            (IN THOUSANDS, EXCEPT
                                                             PER SHARE AMOUNTS)
Numerator -- Basic
  Net income available for common stockholders........  $48,623    $41,561    $33,248
                                                        =======    =======    =======
Denominator -- Basic
  Weighted-average common stock outstanding...........   17,444     16,272     15,499
                                                        =======    =======    =======
  Basic income per share..............................  $  2.79    $  2.55    $  2.14
                                                        =======    =======    =======
Numerator -- Diluted
  Net income available for common stockholders........  $48,623    $41,561    $33,248
  Preferred stock dividend............................    9,229      8,337      3,333
                                                        -------    -------    -------
Net income............................................  $57,852    $49,898    $36,581
                                                        =======    =======    =======
Denominator -- Diluted
  Weighted-average common stock outstanding...........   17,444     16,272     15,499
Effect of dilutive securities:
  Stock options.......................................    1,212        943      1,180
  Convertible preferred stock.........................    5,306      4,805      1,805
                                                        -------    -------    -------
                                                         23,962     22,020     18,484
                                                        =======    =======    =======
Diluted income per share..............................  $  2.41    $  2.27    $  1.98
                                                        =======    =======    =======

     Stock options to purchase 1,511,916 shares of common stock at prices ranging from $20.94 to $28.00 per share were outstanding at October 31, 2001, but were not included in the computation of diluted income per share because the exercise price was greater than the average market value of the shares of common stock. Convertible subordinated debt was not included in the computation of diluted income per share because it would be anti-dilutive.

     Stock options to purchase 2,088,819 shares of common stock at prices ranging from $15.75 to $28.00 per share were outstanding at October 31, 2000, but were not included in the computation of diluted income per share because the exercise price was greater than the average market value of the shares of common stock. Convertible subordinated debt was not included in the computation of diluted income per share because it would be anti-dilutive.

     Stock options to purchase 60,000 shares of common stock at $28.00 were outstanding at October 31, 1999, but were not included in the computation of diluted income per share because the exercise price was greater than the average market value of a share of common stock. Convertible subordinated debt was not included in the computation of diluted income per share because it would be anti-dilutive.

DERIVATIVE FINANCIAL INSTRUMENTS

     The Company is exposed to risk of changes in interest rates as a result of borrowings under the senior collateralized credit facility. The Company has entered into interest rate derivatives to protect against the risk. At October 31, 2001, the only derivative instrument held by the Company was an interest rate cap agreement relating to $204.3 million of the Company's LIBOR bank term loan borrowings. From an

                        URS CORPORATION AND SUBSIDIARIES
economic standpoint, the cap agreement provides the Company with protection against LIBOR interest rate increases above 7%. For accounting purposes, the Company has elected not to designate the cap agreement as a hedge, and in accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which the Company adopted on November 1, 2000, changes in the fair market value of the cap agreement are included in other expenses in the Consolidated Statements of Operations. The value of the interest rate cap agreement at October 31, 2001 is zero.

SEGMENT AND RELATED INFORMATION

     In fiscal 1999, the Company adopted Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for reporting information about operating segments and related disclosures about products, geographic information and major customers.

REPORTING COMPREHENSIVE INCOME

     In fiscal 1999, the Company adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting of Comprehensive Income." SFAS 130 establishes new standards for reporting and displaying comprehensive income and its components. Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income, but are excluded from net earnings as these amounts are recorded directly as an adjustment to stockholders' equity. Foreign currency translation adjustments compose the Company's other comprehensive income.

ADOPTION OF STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets." SFAS 142 supercedes Accounting Principles Board Opinion No. 17 and addresses the financial accounting and reporting standards for goodwill and intangible assets subsequent to their initial recognition. SFAS 142 requires that goodwill be separately disclosed from other intangible assets in the statement of financial position, and no longer be amortized. It also requires that goodwill and other intangible assets be tested for impairment at least annually. The provisions of SFAS 142 are effective for fiscal years beginning after December 15, 2001 and must be applied to all goodwill and other intangible assets that are recognized in an entity's balance sheet at the beginning of that fiscal year. Early application of SFAS 142 is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim period financial statements have not been issued previously. SFAS 142 will be effective for the Company on November 1, 2001 and primarily addresses the accounting for goodwill and intangible assets subsequent to their acquisition. Upon adoption of SFAS 142, goodwill will no longer be amortized and will be tested for impairment at least annually. Based on the goodwill amortization expense for fiscal year ended October 31, 2001, the Company estimates that based upon an effective income tax rate of 44.5%, the net of tax effect of eliminating goodwill amortization expense will positively impact net income by approximately $8.7 million on an annual basis.

     In October 2001, FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 supersedes Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual

                        URS CORPORATION AND SUBSIDIARIES
and Infrequently Occurring Events and Transactions", for the disposal of a segment of a business (as previously defined in that Opinion). SFAS 144 intends to establish a single accounting model, based on the framework established in SFAS 121, for long-lived assets to be disposed of by sale and to resolve significant implementation issues related to SFAS 121. SFAS 144 is not expected to significantly impact the assessment of impairment of long-lived assets by the Company, other than the fact that SFAS 144 removes goodwill from its scope and, therefore, eliminates the requirement of SFAS 121 to allocate goodwill to long-lived assets to be tested for impairment. As indicated above, goodwill will be required to be assessed for impairment in accordance with the provisions of SFAS 142, which the Company adopted on November 1, 2001.

RECLASSIFICATIONS

     Certain reclassifications have been made to the 2000 and 1999 financial statements to conform to the 2001 presentation with no effect on net income, equity or cash flows as previously reported.

NOTE 2.  ACQUISITIONS

     During the fiscal year ended October 31, 1999, the Company acquired publicly held D-M for cash in the amount of $376.2 million. The acquisition has been accounted for by the purchase method of accounting, and the excess of the fair value of the net assets acquired over the purchase price in the amount of $388.4 million has been allocated to goodwill and has been amortized based on an estimated useful life of 40 years. The operating results of D-M are included in the Company's results of operations from the date of purchase.

     The following unaudited proforma summary presents the consolidated results of operations as if the D-M acquisition had occurred at the beginning of fiscal year 1999 and does not purport to indicate what would have occurred had the acquisition been made as of that date.

                                                     FOR THE FISCAL YEAR ENDED OCTOBER 31, 1999
                                                     ------------------------------------------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                     UNAUDITED
Revenues...........................................                  $2,089,701
Net income.........................................                  $   31,101
Net income per share...............................                  $     1.46

NOTE 3.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                                  OCTOBER 31,
                                                              --------------------
                                                                2001        2000
                                                              --------    --------
                                                                 (IN THOUSANDS)
Equipment...................................................  $ 87,245    $ 93,960
Capital leases..............................................    49,695      29,842
Furniture and fixtures......................................    25,375      24,926
Leasehold improvements......................................    19,872      13,710
Construction in progress....................................    11,752         872
Building....................................................       301         390
Land........................................................        75          97
                                                              --------    --------
                                                               194,315     163,797
Less: accumulated depreciation and amortization.............   (87,318)    (75,136)
                                                              --------    --------
Net property and equipment..................................  $106,997    $ 88,661
                                                              ========    ========

                        URS CORPORATION AND SUBSIDIARIES

     The Company capitalizes certain costs incurred in the development of internal-use software, including external direct material costs, external service costs, payroll and employee-related costs and interest costs incurred during the period of development.

     Depreciation expense for the fiscal years ended 2001, 2000 and 1999 was $26.5 million, $26.6 million, and $17.3 million, respectively.

NOTE 4.  GOODWILL

     Goodwill represents the excess of the purchase price over the fair value of the net tangible assets of various operations acquired by the Company. Accumulated amortization at October 31, 2001, 2000 and 1999, was $53.9 million, $39.2 million and $26.9 million, respectively. Amortization expense for the fiscal years ended 2001, 2000 and 1999 was $15.6 million, $15.2 million, and $14.9 million, respectively. Goodwill was amortized on the straight-line method over periods ranging from 30 to 40 years.

NOTE 5.  INCOME TAXES

     The components of income tax expense applicable to the operations each year are as follows:

                                                           YEARS ENDED OCTOBER 31,
                                                        -----------------------------
                                                         2001       2000       1999
                                                        -------    -------    -------
                                                               (IN THOUSANDS)
Current:
  Federal.............................................  $33,242    $18,550    $17,820
  State and local.....................................    6,963      4,040      3,380
  Foreign.............................................    3,660      4,110        450
                                                        -------    -------    -------
     Subtotal.........................................   43,865     26,700     21,650
                                                        -------    -------    -------
Deferred:
  Federal.............................................    4,510     13,940      7,687
  State and local.....................................      945      1,550        583
  Foreign.............................................   (3,020)      (490)      (220)
                                                        -------    -------    -------
     Subtotal.........................................    2,435     15,000      8,050
                                                        -------    -------    -------
     Total tax provision..............................  $46,300    $41,700    $29,700
                                                        =======    =======    =======

     As of October 31, 2001, the Company has available net operating loss ("NOL") carryforwards for federal income tax and financial statement purposes of $2.4 million, which will expire in fiscal year 2004. The Company's NOL utilization is limited to $750,000 per year pursuant to Section 382 of the Internal Revenue Code and is related to the Company's October 1989 quasi-reorganization. The Company also has available $21.1 million of foreign NOLs. These NOLs are available only to offset income earned in foreign jurisdictions and expire at various dates.

     While the Company had available NOL carryforwards which partially offset otherwise taxable income for federal income tax purposes, for state tax purposes such amounts are not necessarily available to offset income subject to tax.

                        URS CORPORATION AND SUBSIDIARIES

     The significant components of the Company's deferred tax assets and liabilities are as follows:

     Deferred tax assets/(liabilities) -- due to:

                                                               OCTOBER 31,
                                                     --------------------------------
                                                       2001        2000        1999
                                                     --------    --------    --------
                                                              (IN THOUSANDS)
Current:
  Allowance for doubtful accounts..................  $  5,392    $  4,686    $  3,645
  Payroll related and other accruals...............    11,193       9,211      17,184
                                                     --------    --------    --------
  Current deferred tax asset.......................    16,585      13,897      20,829
                                                     --------    --------    --------
  Revenue retentions...............................    (1,402)     (1,492)     (1,548)
  Unbilled fees....................................    (4,887)     (7,546)     (2,238)
                                                     --------    --------    --------
  Current deferred tax liability...................    (6,289)     (9,038)     (3,786)
                                                     --------    --------    --------
     Net current deferred tax asset................  $ 10,296    $  4,859    $ 17,043
                                                     ========    ========    ========
Non-Current:
  Deferred compensation and pension................  $  2,995    $   (931)   $  1,725
  Self-insurance contingency accrual...............     2,082       2,184       1,971
  Depreciation and amortization....................    (1,245)        380       1,251
  Foreign tax credit...............................       561       2,837       1,583
  Net operating loss...............................     9,425      11,550       6,888
                                                     --------    --------    --------
  Gross non-current deferred tax asset.............    13,818      16,020      13,418
  Valuation allowance..............................    (5,815)     (7,406)     (6,888)
                                                     --------    --------    --------
     Net non-current deferred tax asset............     8,003       8,614       6,530
                                                     --------    --------    --------
  Cash to accrual..................................        --      (1,256)     (3,252)
  Acquisition liabilities..........................   (28,370)    (28,229)    (12,988)
  Other deferred gain and unamortized bond
     premium.......................................      (725)       (941)     (1,099)
  Restructuring accrual............................    (2,820)     (2,985)         --
  Mark to market...................................        --        (154)     (1,731)
  Depreciation and amortization....................   (11,184)     (8,556)     (5,802)
  Other accruals...................................       396         350      (3,963)
                                                     --------    --------    --------
     Non-current deferred tax liability............   (42,703)    (41,771)    (28,835)
                                                     --------    --------    --------
     Net non-current deferred tax liability........  $(34,700)   $(33,157)   $(22,305)
                                                     ========    ========    ========

     The net change in the total valuation allowance related to deferred tax assets for the fiscal year ended October 31, 2001, was a decrease of $0.3 million due to the utilization of domestic net operating losses and a decrease of $1.3 million due to current and prior year foreign losses utilized.

                        URS CORPORATION AND SUBSIDIARIES

     The difference between total tax expense and the amount computed by applying the statutory federal income tax rate to income before taxes is as follows:

                                                           YEARS ENDED OCTOBER 31,
                                                        -----------------------------
                                                         2001       2000       1999
                                                        -------    -------    -------
                                                               (IN THOUSANDS)
Federal income tax expense based upon federal
  statutory tax rate of 35%...........................  $36,453    $32,059    $23,140
Nondeductible goodwill amortization...................    4,592      4,388      3,080
Meals and entertainment...............................      290        885        988
Non-deductible expenses...............................    1,289        461        925
NOL carryforwards utilized............................     (263)      (269)      (263)
Unbenefited foreign losses............................      305        939        900
Foreign tax credit utilized...........................       --         --       (250)
Foreign earnings taxed at rates higher (lower) than
  U.S statutory rate..................................       41         53       (410)
State taxes, net of federal benefit...................    5,218      4,158      2,700
Adjustment due to change in federal and state rates...      206         52         --
Extraterritorial income exclusion.....................     (622)        --         --
Reversal of valuation adjustment......................     (821)        --         --
Utilization of deferred tax allowance and other
  adjustments.........................................     (388)    (1,026)    (1,110)
                                                        -------    -------    -------
Total taxes provided..................................  $46,300    $41,700    $29,700
                                                        =======    =======    =======

NOTE 6.  RELATED PARTY TRANSACTIONS

     The Company had agreements for business consulting services to be provided by BLUM Capital Partners, L.P. (formerly Richard C. Blum & Associates L.P.) ("BLUM") and Richard C. Blum, a Director of the Company. Under these agreements, the Company paid $60,000 and $40,000 to BLUM and Richard C. Blum, respectively, during fiscal year 1999. These agreements were terminated effective June 1999. Richard C. Blum also received an additional cash amount of $23,000, $19,000, and $21,000 for his services as a Director of the Company in fiscal 2001, 2000 and 1999, respectively.

     See Note 11, Preferred Stock, for a discussion of preferred stock issued to RCBA Strategic Partners, L.P. ("RCBA Strategic Partners").

                        URS CORPORATION AND SUBSIDIARIES

NOTE 7.  NOTES PAYABLE AND LONG-TERM DEBT

     Notes payable and long-term debt consists of the following:

                                                                  OCTOBER 31,
                                                              --------------------
                                                                2001        2000
                                                              --------    --------
                                                                 (IN THOUSANDS)
Bank term loans, payable in quarterly installments..........  $381,338    $409,432
12 1/4% Senior Subordinated Notes due 2009..................   200,000     200,000
6 1/2% Convertible Subordinated Debentures due 2012 (net of
  bond issue costs of $26 and $29)..........................     1,772       1,810
8 5/8% Senior Subordinated Debentures due 2004 (net of
  discount and bond issue costs of $1,817 and $2,375)
  (effective interest rate on date of restructuring was
  25%)......................................................     4,638       4,080
10.95% note payable, due in annual installments through 2001
  (net of issue costs of $0 and $26)........................        --         738
Obligations under capital leases............................    39,219      21,664
Foreign collateralized borrowings and notes payable.........     4,162      10,627
                                                              --------    --------
                                                               631,129     648,351
Less:
  Current maturities of long-term debt......................    39,704      28,094
  Current maturities of notes payable.......................     3,841      10,658
  Current maturities of capital leases......................    10,880       6,471
                                                              --------    --------
                                                              $576,704    $603,128
                                                              ========    ========

     During fiscal 1999, the Company incurred new borrowings by establishing a long-term senior collateralized credit facility with a syndicate of banks led by the Bank.

     Senior Collateralized Credit Facility. The senior collateralized credit facility was funded on June 9, 1999, ("Funding Date") and provides for three term loan facilities in the aggregate amount of $450.0 million and a revolving credit facility in the amount of $100.0 million. The term loan facilities consist of Term Loan A, a $250.0 million tranche, Term Loan B, a $100.0 million tranche and Term Loan C, another $100.0 million tranche.

     Principal amounts under Term Loan A became due, commencing on October 31, 1999, in the amount of approximately $3.0 million per quarter for the subsequent three quarters. Commencing on October 31, 2000 and through June 9, 2005, annual principal payments under Term Loan A range from $25.0 million to a maximum of $58.0 million with Term Loan A expiring and the then-outstanding principal amount becoming due and repayable in full on June 9, 2005. Principal amounts under Term Loan B became due, commencing on October 31, 1999, in the amount of $1.0 million in each year through July 31, 2005, with Term Loan B expiring and the then-outstanding principal amount becoming due and repayable in full in equal quarterly installments beginning on October 31, 2005. Principal amounts under Term Loan C became due, commencing on October 31, 1999, in the amount of $1.0 million in each year through July 31, 2006, with Term Loan C expiring and the then-outstanding principal amount becoming due and repayable in full in equal quarterly installments beginning on October 31, 2006. The revolving credit facility expires, and is repayable in full, on June 9, 2005.

     The term loans each bear interest at a rate per annum equal to, at the Company's option, either the Base Rate or LIBOR, in each case plus an applicable margin. The revolving credit facility bears interest at a rate per annum equal to, at the Company's option, any of the Base Rate, LIBOR or the Adjusted Sterling Rate, in each case plus an applicable margin. The applicable margin adjusts according to a

                        URS CORPORATION AND SUBSIDIARIES
performance-pricing grid based on the Company's ratio of Consolidated Total Funded Debt to Consolidated Earnings Before Income Taxes, Depreciation and Amortization ("EBITDA"). The "Base Rate" is defined as the higher of the Bank's Prime Rate and the Federal Funds Rate plus 0.50%. "LIBOR" is defined as the offered quotation by first class banks in the London interbank market to the Bank for dollar deposits, as adjusted for reserve requirements. The "Adjusted Sterling Rate" is defined as the rate per annum displayed by Reuters at which Sterling is offered to the Bank in the London interbank market as determined by the British Bankers' Association. The Company may determine which interest rate options to use and which interest periods will apply for both the term loans and the revolving credit facility.

     At October 31, 2001 and 2000, the Company's revolving credit facility with the Bank provided for advances up to $100.0 million. At October 31, 2001 and 2000, the Company had outstanding letters of credit in the aggregate amount of $25.0 million and $36.5 million, respectively, which reduced the amount available to the Company under the Company's revolving credit facility to $75.0 million and $63.5 million, respectively.

     The senior collateralized credit facility is governed by affirmative and negative covenants. These covenants include restrictions on incurring additional debt, paying dividends or making distributions to its stockholders, repurchasing or retiring capital stock and making subordinated junior debt payments, as well as other restrictions. The financial covenants include maintenance of a minimum current ratio of 1.20 to 1.00, a minimum fixed charge coverage ratio of 1.10 to 1.00, an EBITDA minimum of $160.0 million and a maximum leverage ratio of 3.50 to 1.00 for the fiscal year ended October 31, 2001. The Company is required to submit quarterly compliance certification to the Bank. The Company was fully compliant with these covenants as of October 31, 2001.

NOTES

     12 1/4% Senior Subordinated Notes. The Company's notes are due in 2009. Each note bears interest at 12 1/4% per annum. Interest on the notes is payable semi-annually on May 1 and November 1 of each year, commencing on November 1, 1999. The notes are subordinate to the senior collateralized credit facility. As of October 31, 2001, the Company owed $200.0 million on the notes.

     Certain of the Company's wholly owned subsidiaries fully and unconditionally guarantee the notes on a joint and several basis. The Company may redeem any of the notes beginning May 1, 2004. The initial redemption price is 106.125% of the principal amount, plus accrued and unpaid interest. The redemption price will decline each year after 2004 and will be 100% of the principal amount, plus accrued and unpaid interest beginning on May 1, 2007. In addition, at any time prior to May 1, 2002, the Company may redeem up to 35% of the principal amount of the notes with net cash proceeds from the sale of capital stock. The redemption price will be equal to 112.25% of the principal amount of the redeemed notes.

DEBENTURES

     8 5/8% Senior Subordinated Debentures ("8 5/8% Debentures"). The Company's 8 5/8% Debentures are due in 2004. Interest is payable semiannually in January and July. The 8 5/8% Debentures are subordinate to the senior collateralized credit facility. As of October 31, 2001, the Company owed approximately $6.5 million on the 8 5/8% Debentures.

     6 1/2% Convertible Subordinated Debentures ("6 1/2% Debentures"). The Company's 6 1/2% Debentures are due in 2012 and are convertible into shares of the Company's common stock at the rate of $206.30 per share. Interest is payable semiannually in February and August. Sinking fund payments calculated to retire 70% of the 6 1/2% Debentures prior to maturity began in February 1998. The
6 1/2% Debentures are

                        URS CORPORATION AND SUBSIDIARIES
subordinate to the senior collateralized credit facility. As of October 31, 2001, the Company owed approximately $1.8 million on the 6 1/2% Debentures.

FOREIGN CREDIT LINES

     The Company maintains foreign lines of credit which are collateralized by assets of foreign subsidiaries at October 31, 2001. The interest rate for the foreign lines of credit was 7.25% plus applicable margins consistent with market conditions in the respective countries at October 31, 2001. At October 31, 2001 and 2000, these foreign lines of credit provided for advances up to $15.0 million and $19.0 million, respectively. At October 31, 2001 and 2000, the Company had utilized $3.8 million and $10.6 million of outstanding foreign lines of credit, respectively. This reduced the amount available to the Company under these foreign lines of credit to $11.2 million and $8.4 million, respectively.

INTEREST RATE SWAP

     On December 31, 1997, the Company entered into an interest rate swap agreement with the Bank. This interest rate swap effectively fixed the interest rate on $48.8 million of the Company's LIBOR-based borrowings at 5.97% plus the applicable margin. This interest rate swap expired on November 30, 2000.

INTEREST RATE CAP AGREEMENT

     The Company entered into an interest rate cap agreement with the Bank. This agreement caps the Company's interest rate at 7% for $204.3 million of the Company's LIBOR-based borrowings through July 31, 2002. From an economic standpoint, the cap agreement provides the Company with protection against LIBOR interest rate increases above 7%. For accounting purposes, the Company elected not to designate the cap agreement as a hedge, and accordingly, changes in the fair market value of the cap agreement were included in other expenses in the Consolidated Statements of Operations. The value of the interest rate cap agreement at October 31, 2001 was zero.

MATURITIES

     The amounts of long-term debt outstanding (excluding capital leases and foreign collateralized borrowings) at October 31, 2001, maturing in the next five years are as follows:

                                                              (IN THOUSANDS)
2002........................................................     $ 39,904
2003........................................................       51,696
2004........................................................       66,606
2005........................................................       68,536
2006........................................................       70,315
Thereafter..................................................      291,212
                                                                 --------
                                                                 $588,269
                                                                 ========

NOTE 8.  OBLIGATIONS UNDER LEASES

     Total rental expense included in operations for operating leases for the fiscal years ended October 31, 2001, 2000 and 1999, totaled to $76.5 million, $70.2 million and $50.1 million, respectively. Certain of the lease rentals are subject to renewal options and escalation based upon property taxes and operating expenses. These operating lease agreements expire at varying dates through 2013. Obligations under capital leases include leases on vehicles, office equipment and other equipment. Obligations under operating leases include building, office, and other equipment rentals.

                        URS CORPORATION AND SUBSIDIARIES

     Obligations under non-cancelable lease agreements are as follows:

                                                              CAPITAL    OPERATING
                                                              LEASES      LEASES
                                                              -------    ---------
                                                                 (IN THOUSANDS)
2002........................................................  $14,735    $ 66,883
2003........................................................   11,911      58,021
2004........................................................    9,796      50,748
2005........................................................    7,131      42,827
2006........................................................    2,874      32,773
Thereafter..................................................       --      92,721
                                                              -------    --------
Total minimum lease payments................................   46,447    $343,973
                                                                         ========
Less: amounts representing interest.........................    7,228
                                                              -------
Present value of net minimum lease payments.................  $39,219
                                                              =======

NOTE 9.  SEGMENT AND RELATED INFORMATION

     Management has organized the Company by geographic divisions. The geographic divisions are Parent, Domestic and International. The Parent division comprises the Parent Company. The Domestic division comprises all offices located in United States of America. The International division comprises all offices in the Americas (e.g., Canada, Mexico, Central and South America), in Europe and in Asia/ Pacific (e.g., Australia, Indonesia, Singapore, New Zealand and the Philippines).

     Accounting policies for each of the reportable segments are the same as those of the Company. The Company provides services throughout the world. Services to other countries may be performed within the United States of America, and generally, revenues are classified within the geographic area where the services are performed.

     The following table shows summarized financial information (in thousands) on the Company's reportable segments. Included in the "Eliminations" column are elimination of inter-segment sales and elimination of investment in subsidiaries.

     As of and for the fiscal year ended October 31, 2001:

                                  PARENT     DOMESTIC    INTERNATIONAL   ELIMINATIONS     TOTAL
                                 --------   ----------   -------------   ------------   ----------
Revenue........................  $     --   $2,109,173     $216,975       $  (6,798)    $2,319,350
Segment operating income
  (loss).......................  $ (2,980)  $  172,164     $    557       $      --     $  169,741
Total accounts receivable......  $     --   $  667,009     $ 78,170       $      --     $  745,179
Total assets...................  $665,015   $1,574,865     $116,995       $(893,499)    $1,463,376

     As of and for the fiscal year ended October 31, 2000:

                                  PARENT     DOMESTIC    INTERNATIONAL   ELIMINATIONS     TOTAL
                                 --------   ----------   -------------   ------------   ----------
Revenue........................  $    800   $1,989,259     $235,683       $ (20,164)    $2,205,578
Segment operating income.......  $ 39,160   $  116,630     $  7,669       $      --     $  163,459
Total accounts receivable......  $ (7,814)  $  634,350     $ 82,469       $      --     $  709,005
Total assets...................  $680,824   $1,272,340     $116,310       $(642,340)    $1,427,134

                        URS CORPORATION AND SUBSIDIARIES

     As of and for the fiscal year ended October 31, 1999:

                                  PARENT     DOMESTIC    INTERNATIONAL   ELIMINATIONS     TOTAL
                                 --------   ----------   -------------   ------------   ----------
Revenue........................  $     --   $1,268,925     $154,211       $  (4,614)    $1,418,522
Segment operating income
  (loss).......................  $(14,541)  $  114,633     $    778       $      --     $  100,870
Total accounts receivable......  $(15,000)  $  590,143     $ 90,818       $      --     $  665,961
Total assets...................  $493,938   $1,653,928     $130,779       $(834,120)    $1,444,525

     Operating income is defined as income before income taxes and net interest expense.

NOTE 10.  COMMITMENTS AND CONTINGENCIES

     Currently, the Company has limits of $125.0 million per loss and $125.0 million in the annual aggregate for general liability, professional errors and omissions liability, and contractor's pollution liability insurance. These programs each have a self-insured claim retention of $0.1 million, $1.0 million, and $0.25 million, respectively. With respect to various claims of D-M that arose from professional errors and omissions prior to acquisition, the Company has maintained a self-insured retention of $5.0 million per claim. Excess limits provided for these coverages are on a "claims made" basis, covering only claims actually made during the policy period currently in effect. Thus, if the Company does not continue to maintain these excess policies, it will have no coverage for claims made after its termination date even if the occurrence was during the term of coverage. The Company intends to maintain these policies, but there can be no assurance that the Company can maintain existing coverages or that claims will not exceed the available amount of insurance. The Company believes that any settlement of these claims will not have a material adverse effect on its consolidated financial position and operations.

     Various legal proceedings are pending against the Company or its subsidiaries alleging, among other things, breaches of contract or negligence in connection with the performance of professional services. In some actions, parties are seeking damages, including punitive or treble damages that substantially exceed the Company's insurance coverage. Based on the Company's previous experience with claims settlement and the nature of the pending legal proceedings, the Company does not believe that any of the legal proceedings are likely to result in a judgment against, or settlement by the Company, that would materially exceed its insurance coverage or have a material adverse effect on its consolidated financial position and operations.

NOTE 11.  PREFERRED STOCK

     In June 1999, the Company issued 46,082.95 shares of its Series A Preferred Stock and 450,000 shares of its Series C Preferred Stock to RCBA Strategic Partners, L.P. for an aggregate consideration of $100.0 million. The proceeds of this issuance were used in connection with the D-M acquisition. The Company paid a transaction fee of $1.5 million to RCBA Strategic Partners, L.P. in connection with this placement. In October 1999, the Company issued 46,083 shares of its Series B Exchangeable Convertible Preferred Stock ("Series B Stock") to RCBA Strategic Partners, L.P. in exchange for the shares of Series A and Series C Preferred Stock.

     The Company has authorized for issuance 3,000,000 shares of preferred stock with a $1.00 par value. Of these 3,000,000 shares, 150,000 shares have been designated Series B Stock. At October 31, 2001 and 2000, the Company had 55,345 and 51,159 shares, respectively, of Series B Stock outstanding. The Series B Stock has a liquidation preference equal to its original purchase price plus certain formulaic adjustments calculated at the time of liquidation. The Series B Stock is senior to the common stock and has voting rights equal to that number of shares of common stock into which it can be converted. Cumulative dividends are payable in-kind in additional shares of Series B Stock each calendar quarter at a dividend rate of 8%. Each share of the Series B Stock may be converted into shares of common stock at

                        URS CORPORATION AND SUBSIDIARIES
the option of the holder at any time (approximately 5,535,000 shares in the aggregate as of October 31, 2001). In addition, the Company will have the right, on or after June 2002, to convert all, but not less than all, of the outstanding shares of Series B Stock into common stock if the price of the Company's common stock on the relevant stock exchanges reaches certain levels for certain minimum periods of time. In June 2011, the Company is obligated to redeem any outstanding shares of Series B Stock for cash. If the Company fails to repurchase all of the outstanding shares of Series B Stock, the dividend rate will increase to 12%, and three months after that the rate will increase to 15%.

NOTE 12.  STOCKHOLDERS' EQUITY

     Declaration of dividends, except preferred stock dividends, is restricted by the senior collateralized credit facility with the Bank and the indentures governing the 8 5/8% Debentures and the 12 1/4% Senior Subordinated Notes. Further, declaration of dividends may be precluded by existing Delaware law.

     On October 12, 1999, the stockholders approved the 1999 Equity Incentive Plan ("1999 Plan"). An aggregate of 1,500,000 shares of common stock initially has been reserved for issuance under the 1999 Plan. In July 2000, an additional 1,076,000 shares were reserved for issuance under the 1999 Plan. As of October 31, 2001, the Company had issued options and restricted stock in the aggregate amount of 1,339,272 shares under the 1999 Plan.

     On March 26, 1991, the stockholders approved the 1991 Stock Incentive Plan ("1991 Plan"). The 1991 Plan provides for the grant not to exceed 3,310,000 Restricted Shares, Stock Units and Options. As of October 31, 1999, the Company had issued options and restricted stock in the aggregate amount of 1,041,700 shares under the 1991 Plan.

     Stock options expire in ten years from the date granted and vest over service periods that range from three to five years.

     Under the Employee Stock Purchase Plan ("ESP Plan") implemented in September 1985, employees may purchase shares of common stock through payroll deductions of up to 10% of the employee's base pay. Contributions are credited to each participant's account on the last day of each six-month participation period of the ESP Plan (which commences on January 1 and July 1 of each year). The purchase price for each share of common stock is the lower of 85% of the fair market value of such share on the last trading day before the participation period commences or 85% of the fair market value of such share on the last trading day in the participation period. Employees purchased 602,522 shares under the ESP Plan in fiscal 2001 and 495,017 shares in fiscal 2000.

     The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its 1991 Plan and 1999 Plan. Accordingly, no compensation cost has been recognized for its 1991 and 1999 Plans. Had compensation cost for the Company's 1991 and 1999 Plans been determined consistent with Statement of Financial Accounting

                        URS CORPORATION AND SUBSIDIARIES

Standards No. 123, "Accounting for Stock-Based Compensation," the Company's net income and earnings per share would have been reduced to the proforma amounts indicated below:

                                                               YEARS ENDED OCTOBER 31,
                                                        --------------------------------------
                                                           2001          2000          1999
                                                        ----------    ----------    ----------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net income available for common stockholders:
  As reported.........................................   $48,623       $41,561       $33,248
  Proforma............................................   $45,496       $38,171       $32,367
Basic earnings per share:
  As reported.........................................   $  2.79       $  2.55       $  2.14
  Proforma............................................   $  2.61       $  2.35       $  2.09
Net income before preferred stock dividends:
  As reported.........................................   $57,852       $49,898       $36,581
  Proforma............................................   $54,725       $46,508       $35,700
Dilutive earnings per share:
  As reported.........................................   $  2.41       $  2.27       $  1.98
  Proforma............................................   $  2.28       $  2.11       $  1.93

     A summary of the status of the stock options granted under the Company's 1991 and 1999 Plans for the fiscal years ended October 31, 2001, 2000, and 1999, is presented below:

                                    2001                    2000                    1999
                            ---------------------   ---------------------   ---------------------
                                        WEIGHTED-               WEIGHTED-               WEIGHTED-
                                         AVERAGE                 AVERAGE                 AVERAGE
                                        EXERCISE                EXERCISE                EXERCISE
                             SHARES       PRICE      SHARES       PRICE      SHARES       PRICE
                            ---------   ---------   ---------   ---------   ---------   ---------
Outstanding at beginning
  of year.................  3,829,084    $14.64     2,394,709    $11.97     2,031,094    $11.12
  Granted.................  1,234,272    $20.33     1,613,017    $18.51       835,500    $16.81
  Exercised...............   (812,142)   $ 8.78       (80,716)   $ 8.11      (350,099)   $ 6.67
  Forfeited...............   (117,677)   $17.02       (97,926)   $18.87      (121,786)   $15.22
                            ---------               ---------               ---------
Outstanding at end of
  year....................  4,133,537    $17.39     3,829,084    $14.64     2,394,709    $11.97
                            =========               =========               =========
Options exercisable at
  year-end................  1,585,242    $14.52     1,554,426    $10.04     1,133,788    $ 7.72
Weighted-average fair
  value of options granted
  during the year.........               $ 8.48                  $ 5.30                  $ 6.53

                        URS CORPORATION AND SUBSIDIARIES

     The following table summarizes information about stock options outstanding at October 31, 2001, under the 1991 and 1999 Plans:

                                    OUTSTANDING                             EXERCISABLE
                  -----------------------------------------------   ----------------------------
                                   WEIGHTED-
                                    AVERAGE          WEIGHTED-                      WEIGHTED-
   RANGE OF         NUMBER         REMAINING          AVERAGE         NUMBER         AVERAGE
EXERCISE PRICES   OUTSTANDING   CONTRACTUAL LIFE   EXERCISE PRICE   EXERCISABLE   EXERCISE PRICE
---------------   -----------   ----------------   --------------   -----------   --------------
$ 5.70 - $ 8.55      263,300           3.1             $ 6.48          263,300        $ 6.48
$ 8.55 - $11.40      148,000           4.6             $10.32          148,000        $10.32
$11.40 - $14.25      312,532           8.0             $13.81          121,211        $13.88
$14.25 - $17.10    1,334,112           7.5             $15.53          770,871        $15.35
$17.10 - $19.95      594,510           9.4             $17.62               --            --
$19.95 - $22.80      823,833           8.0             $21.44          248,525        $21.45
$22.80 - $25.65      587,750          10.0             $23.03               --            --
$25.65 - $28.50       69,500           8.2             $27.93           33,335        $28.10
                   ---------                                         ---------
                   4,133,537                                         1,585,242
                   =========                                         =========

     The fair value of each option grant was estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions:

                                            2001             2000             1999
                                        -------------    -------------    -------------
Risk-free interest rates..............  4.62% - 5.28%    5.72% - 6.36%    4.70% - 5.97%
Expected life.........................     4 years          4 years          4 years
Volatility............................     44.58%           42.54%           41.06%
Expected dividends....................      None             None             None

NOTE 13.  EMPLOYEE RETIREMENT PLANS

     The Company has defined contribution retirement plans under Internal Revenue Code Section 401(k). The plans cover all full-time employees who are at least 18 years of age. Contributions by the Company are made at the discretion of the Board of Directors. The Company made contributions in the amounts of $12.0 million, $10.4 million and $7.7 million to the plans in fiscal years 2001, 2000 and 1999, respectively.

     In July 1999, the Company entered into a Supplemental Executive Retirement Agreement (the "Agreement") with Martin M. Koffel, the Company's Chief Executive Officer (the "Executive"). The Executive will be eligible to receive a benefit under this agreement following his termination of employment with the Company (the "Benefit"). The Benefit shall be an annual amount, payable for the life of the Executive with a guarantee of payments for at least ten years. The Benefit is equal to a percentage of the Executive's final average compensation, reduced by the annual social security benefit to which the Executive is entitled based on his age at the termination of employment. The Benefits payable under this Agreement shall be "unfunded," as that term is used in Sections 201(2), 301(a)(3), 401(a)(10) and 4021(a)(6) of the Employee Retirement Income Securities Act ("ERISA").

\                        URS CORPORATION AND SUBSIDIARIES

     Management's estimate of accumulated benefits for the Executive's Supplemental Executive Retirement Plan as of October 31, 2001 and 2000, was as follows:

                                                               2001       2000
                                                              -------    -------
                                                                (IN THOUSANDS)
Actuarial present value of accumulated benefits:
  Vested....................................................  $ 3,091    $ 1,319
  Non-vested................................................       --         --
                                                              -------    -------
  Total.....................................................  $ 3,091    $ 1,319
                                                              =======    =======
Change in projected benefit obligation (PBO):
  PBO at beginning of the year..............................  $ 2,774    $   745
  Service cost..............................................    1,469        794
  Interest cost.............................................      166         48
  Amortization of unrecognized service cost.................       --         --
                                                              -------    -------
  Net period cost...........................................    1,635        842
                                                              -------    -------
  Actuarial loss............................................      403      1,187
  Benefit payments..........................................       --         --
                                                              -------    -------
  PBO at the end of the year................................  $ 4,812    $ 2,774
                                                              =======    =======
The funded status of the plans:
  Projected benefit obligation..............................  $ 4,812    $ 2,774
  Plan assets available for benefits........................       --         --
                                                              -------    -------
  Deficiency of assets over projected benefit obligations...    4,812      2,774
  Unrecognized actuarial loss...............................   (1,378)    (1,263)
  Unrecognized prior service costs..........................       --         --
                                                              -------    -------
  Accrued pension liability.................................  $ 3,434    $ 1,511
                                                              =======    =======
The weighted-average discount rate used to determine the
  above amounts was 5.5% for 2001 and 6.0% for 2000.

     Certain of the Company's foreign subsidiaries have trustee retirement plans covering substantially all of their employees. These pension plans are not required to report to government agencies pursuant to ERISA and do not otherwise determine the actuarial value of accumulated benefits or net assets available for benefits. The aggregate pension expense for these plans for the fiscal years ended October 31, 2001 and 2000 was $1.8 million and $0.8 million, respectively.

     The Company, upon acquiring D-M, assumed certain of Radian International LLC defined benefit pension plans ("Radian pension plans"), and several post-retirement benefit plans. These plans cover a select group of Radian employees and former employees who will continue to be eligible to participate in the plans.

     The Radian pension plans include a Supplemental Executive Retirement Plan ("SERP") and Salary Continuation Agreement ("SCA") which are intended to supplement retirement benefits provided by other benefit plans upon the participant's meeting minimum age and years of service requirements. The plans are unfunded. However, at October 31, 2001 and 2000, the Company had designated and deposited $7.2 million in a trust account for the SERP. Radian also has a post-retirement benefit program that provides certain medical insurance benefits to participants upon meeting minimum age and years of service requirements. This plan is also unfunded.

                        URS CORPORATION AND SUBSIDIARIES

     Management's estimate of accumulated benefits for the Radian SERP and SCA as of October 31, 2001 and 2000, was as follows:

                                                               2001       2000
                                                              -------    -------
                                                                (IN THOUSANDS)
Actuarial present value of accumulated benefits:
  Vested....................................................  $ 9,726    $10,295
  Non-vested................................................      789        657
                                                              -------    -------
  Total.....................................................  $10,515    $10,952
                                                              =======    =======
Change in projected benefit obligation (PBO):
  PBO at the beginning of the year..........................  $10,952    $11,542
  Service cost..............................................       12         62
  Interest cost.............................................      727        784
  Amortization of unrecognized service cost.................       --         --
                                                              -------    -------
     Net period cost........................................      739        846
                                                              -------    -------
  Actuarial (gain) loss.....................................     (301)      (631)
  Benefit payments..........................................     (875)      (805)
                                                              -------    -------
  PBO at the end of the year................................  $10,515    $10,952
                                                              =======    =======
The funded status of the plans:
  Projected benefit obligation..............................  $10,515    $10,952
  Plan assets available for benefits........................       --         --
                                                              -------    -------
  Deficiency of assets over projected benefit obligations...   10,515     10,952
  Unrecognized actuarial gain...............................      904        631
  Unrecognized prior service costs..........................       --         --
                                                              -------    -------
  Accrued pension liability.................................  $11,419    $11,583
                                                              =======    =======
The weighted-average discount rate used to determine the
  above amounts was 7.25% for 2001 and 7.75% for 2000.

     Management's estimate of the funded status of the Radian post-retirement program at October 31, 2001 and 2000, was as follows:

                                                               2001     2000
                                                              ------    ----
                                                              (IN THOUSANDS)
Accumulated post-retirement benefit obligation ("APBO"):
  Retirees..................................................  $  204    $191
  Active plan participants, fully eligible..................     145     131
  Active plan participants, not yet fully eligible..........     789     608
                                                              ------    ----
Total APBO..................................................   1,138     930
  Unrecognized net loss from past experience different from
     that assumed and from changes in assumptions...........      --      --
                                                              ------    ----
Accrued post-retirement benefits............................  $1,138    $930
                                                              ======    ====
The weighted-average discount rate used to determine the
  APBO was 7.25% for 2001and 7.75% for 2000.

                        URS CORPORATION AND SUBSIDIARIES

NOTE 14.  VALUATION AND ALLOWANCE ACCOUNTS

                                                    BEGINNING                               ENDING
                                                     BALANCE     ADDITIONS    DEDUCTIONS    BALANCE
                                                    ---------    ---------    ----------    -------
                                                                    (IN THOUSANDS)
October 31, 2001
  Allowances for losses and doubtful accounts.....   $36,826      $ 6,091      $14,345      $28,572
October 31, 2000
  Allowances for losses and doubtful accounts.....   $40,611      $25,306      $29,091      $36,826
October 31, 1999
  Allowances for losses and doubtful accounts.....   $14,102      $40,772      $14,263      $40,611

     The allowances for losses and doubtful accounts increased significantly in fiscal 1999 due to the acquisition of D-M.

NOTE 15.  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

     Selected quarterly financial data for fiscal 2001 and 2000 is summarized as follows:

                                                       FISCAL 2001 QUARTERS ENDED
                                                -----------------------------------------
                                                JAN. 31    APR. 30    JULY 31    OCT. 31
                                                --------   --------   --------   --------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues......................................  $515,624   $545,996   $591,198   $666,532
Operating income..............................  $ 34,573   $ 40,558   $ 44,715   $ 49,895
Net income available for common
  stockholders................................  $  7,241   $ 10,646   $ 13,352   $ 17,384
Net income....................................  $  9,455   $ 12,881   $ 15,674   $ 19,842
Income per share:
  Basic.......................................  $    .43   $    .62   $    .76   $    .98
                                                ========   ========   ========   ========
  Diluted.....................................  $    .42   $    .55   $    .64   $    .80
                                                ========   ========   ========   ========
Weighted-average number of shares:
  Basic.......................................    16,889     17,202     17,695     17,953
                                                ========   ========   ========   ========
  Diluted.....................................    22,673     23,621     24,696     24,870
                                                ========   ========   ========   ========

                                                       FISCAL 2000 QUARTERS ENDED
                                                -----------------------------------------
                                                JAN. 31    APR. 30    JULY 31    OCT. 31
                                                --------   --------   --------   --------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues......................................  $512,877   $535,401   $558,534   $598,766
Operating income..............................  $ 33,667   $ 39,761   $ 43,944   $ 46,087
Net income available for common
  stockholders................................  $  6,582   $  9,022   $ 12,038   $ 13,919
Net income....................................  $  8,634   $ 11,081   $ 14,181   $ 16,002
Income per share:
  Basic.......................................  $    .41   $    .56   $    .73   $    .85
                                                ========   ========   ========   ========
  Diluted.....................................  $    .40   $    .51   $    .64   $    .72
                                                ========   ========   ========   ========
Weighted-average number of shares:
  Basic.......................................    15,943     16,052     16,498     16,609
                                                ========   ========   ========   ========
  Diluted.....................................    21,784     21,549     22,328     22,492
                                                ========   ========   ========   ========

     Operating income is defined as income before income taxes and net interest expense.

                        URS CORPORATION AND SUBSIDIARIES

NOTE 16.  SUPPLEMENTAL GUARANTOR INFORMATION

     In June 1999, the Company completed a private placement of $200.0 million principal amount of the 12 1/4% Senior Subordinated Exchange Notes due in the year 2009, which notes were exchanged in August 1999 for 12 1/4% Senior Subordinated Notes due in the year 2009. The notes are fully and unconditionally guaranteed on a joint and several basis by certain of the Company's wholly-owned subsidiaries. Substantially all of the Company's income and cash flow is generated by its subsidiaries. The Company has no operating assets or operations other than its investments in its subsidiaries. As a result, funds necessary to meet the Company's debt service obligations are provided in large part by distributions to or advances from its subsidiaries. Under certain circumstances, contractual and legal restrictions, as well

                        URS CORPORATION AND SUBSIDIARIES
as the financial condition and operating requirements of the Company's subsidiaries, could limit the Company's ability to obtain cash from its subsidiaries for the purpose of meeting its debt service obligations, including the payment of principal and interest on the notes.

     The following information sets forth the condensed consolidating balance sheets of the Company as of October 31, 2001 and 2000, and the condensed consolidating statements of operations and cash flows for the three fiscal years ended October 31, 2001. Investments in subsidiaries are accounted for on the equity method; accordingly, entries necessary to consolidate the Company and all of its subsidiaries are reflected in the eliminations column. Separate complete financial statements of the Company and its subsidiaries that guarantee the notes would not provide additional material information that would be useful in assessing the financial composition of such subsidiaries.

                                URS CORPORATION

                     CONDENSED CONSOLIDATING BALANCE SHEET
                                 (IN THOUSANDS)

                                                                  OCTOBER 31, 2001
                                          ----------------------------------------------------------------
                                                                  SUBSIDIARY
                                                     SUBSIDIARY      NON-
                                           PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                          --------   ----------   ----------   ------------   ------------
ASSETS
Current assets:
  Cash..................................  $  1,699   $    9,371    $ 12,328     $      --      $   23,398
  Accounts receivable, net..............        --      667,009      78,170            --         745,179
  Prepaid expenses and other assets.....    16,615       17,416       1,034            --          35,065
                                          --------   ----------    --------     ---------      ----------
     Total current assets...............    18,314      693,796      91,532            --         803,642
Property and equipment, net.............       820       96,193       9,984            --         106,997
Goodwill, net...........................   385,749      114,537          --            --         500,286
Investment in unconsolidated
  subsidiaries..........................   247,643      631,103      14,753      (893,499)             --
Other assets............................    12,489       39,236         726            --          52,451
                                          --------   ----------    --------     ---------      ----------
                                          $665,015   $1,574,865    $116,995     $(893,499)     $1,463,376
                                          ========   ==========    ========     =========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.....  $ 39,794   $   10,803    $  3,828     $      --      $   54,425
  Accounts payable......................     1,012      120,414      13,640            --         135,066
  Inter-company payable.................   (32,720)     (13,341)     47,130        (1,069)             --
  Accrued expenses and other............     6,672       68,945      15,597            --          91,214
  Billings in excess of costs and
     accrued earnings on contracts in
     process............................        --       84,411      11,109            --          95,520
                                          --------   ----------    --------     ---------      ----------
     Total current liabilities..........    14,758      271,232      91,304        (1,069)        376,225
Long-term debt..........................   547,954       28,276         474            --         576,704
Other...................................    40,035       27,286         525            --          67,846
                                          --------   ----------    --------     ---------      ----------
     Total liabilities..................   602,747      326,794      92,303        (1,069)      1,020,775
Mandatorily redeemable Series B
  exchangeable convertible preferred
  stock.................................   120,099           --          --            --         120,099
Total stockholders' equity..............   (57,831)   1,248,071      24,692      (892,430)        322,502
                                          --------   ----------    --------     ---------      ----------
                                          $665,015   $1,574,865    $116,995     $(893,499)     $1,463,376
                                          ========   ==========    ========     =========      ==========

                                URS CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                      YEAR ENDED OCTOBER 31, 2001
                                 ---------------------------------------------------------------------
                                                            SUBSIDIARY
                                              SUBSIDIARY       NON-
                                  PARENT      GUARANTORS    GUARANTORS    ELIMINATIONS    CONSOLIDATED
                                 ---------    ----------    ----------    ------------    ------------
Revenues.......................  $      --    $2,109,173     $216,975       $(6,798)       $2,319,350
Expenses:
  Direct operating.............         --     1,283,880      116,736        (6,798)        1,393,818
  Indirect, general and
     administrative............      2,980       653,129       99,682            --           755,791
  Interest expense, net........     64,455        (3,227)       4,361            --            65,589
                                 ---------    ----------     --------       -------        ----------
                                    67,435     1,933,782      220,779        (6,798)        2,215,198
                                 ---------    ----------     --------       -------        ----------
Income (loss) before taxes.....    (67,435)      175,391       (3,804)           --           104,152
Income tax expense.............     41,632         1,492        3,176            --            46,300
                                 ---------    ----------     --------       -------        ----------
Net income (loss)..............   (109,067)      173,899       (6,980)           --            57,852
Preferred stock dividend.......      9,229            --           --            --             9,229
                                 ---------    ----------     --------       -------        ----------
Net income (loss) available for
  common stockholders..........   (118,296)      173,899       (6,980)           --            48,623
Other comprehensive income
  (loss), net of tax:
  Foreign currency translation
     adjustments...............         --            --       (1,550)           --            (1,550)
                                 ---------    ----------     --------       -------        ----------
Comprehensive income (loss)....  $(118,296)   $  173,899     $ (8,530)      $    --        $   47,073
                                 =========    ==========     ========       =======        ==========

                                URS CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                             YEAR ENDED OCTOBER 31, 2001
                                          -----------------------------------------------------------------
                                                                   SUBSIDIARY
                                                      SUBSIDIARY      NON-
                                           PARENT     GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                          ---------   ----------   ----------   ------------   ------------
Cash flows from operating activities:
  Net income (loss).....................  $(109,067)  $ 173,899     $ (6,980)     $    --        $ 57,852
                                          ---------   ---------     --------      -------        --------
Adjustments to reconcile net income to
  net cash provided by operating
  activities:
  Depreciation and amortization.........     10,552      29,474        2,117           --          42,143
  Amortization of financing fees........      3,663          --           --           --           3,663
  Receivable allowances.................     (7,814)     (2,092)       1,652           --          (8,254)
  Stock compensation....................      1,964          --           --           --           1,964
  Tax benefit of stock options..........      3,899          --           --           --           3,899
Changes in current assets and
  liabilities:
  Accounts receivable and costs and
     accrued earnings in excess of
     billings on contracts in process...         --     (30,566)       2,646           --         (27,920)
  Income taxes recoverable..............      4,997          --           --           --           4,997
  Prepaid expenses and other assets.....     (4,002)         98       (1,640)          --          (5,544)
  Accounts payable, accrued salaries and
     wages and accrued expenses.........    107,469    (126,354)       7,889        2,512          (8,484)
  Billings in excess of costs and
     accrued earnings on contracts in
     process............................         --         242        4,803           --           5,045
  Deferrals and other, net..............     (3,275)     (6,340)     (10,184)      (2,512)        (22,311)
                                          ---------   ---------     --------      -------        --------
     Total adjustments..................    117,453    (135,538)       7,283           --         (10,802)
                                          ---------   ---------     --------      -------        --------
  Net cash provided by operating
     activities.........................      8,386      38,361          303           --          47,050
                                          ---------   ---------     --------      -------        --------
Cash flows from investing activities:
  Proceeds from sale of subsidiaries....         --       3,530           --           --           3,530
  Capital expenditures..................       (528)    (18,184)      (1,066)          --         (19,778)
                                          ---------   ---------     --------      -------        --------
  Net cash (used) by investing
     activities.........................       (528)    (14,654)      (1,066)          --         (16,248)
                                          ---------   ---------     --------      -------        --------
Cash flows from financing activities:
  Principal payments on long-term debt,
     bank borrowings and capital lease
     obligations........................    (28,832)     (8,516)      (5,521)          --         (42,869)
  Proceeds from sale of common shares
     and exercise of stock options......     11,772          --           --           --          11,772
                                          ---------   ---------     --------      -------        --------
     Net cash (used) by financing
       activities.......................    (17,060)     (8,516)      (5,521)          --         (31,097)
                                          ---------   ---------     --------      -------        --------
Net (decrease) increase in cash.........     (9,202)     15,191       (6,284)          --            (295)
Cash and cash equivalents at beginning
  of year...............................     10,901      (5,820)      18,612           --          23,693
                                          ---------   ---------     --------      -------        --------
Cash and cash equivalents at end of
  year..................................  $   1,699   $   9,371     $ 12,328      $    --        $ 23,398
                                          =========   =========     ========      =======        ========

                                URS CORPORATION

                     CONDENSED CONSOLIDATING BALANCE SHEET
                                 (IN THOUSANDS)

                                                           OCTOBER 31, 2000
                              --------------------------------------------------------------------------
                                                           SUBSIDIARY
                                           SUBSIDIARY         NON-
                               PARENT      GUARANTORS      GUARANTORS       ELIMINATIONS    CONSOLIDATED
                              ---------    ----------    ---------------    ------------    ------------
ASSETS
Current assets:
  Cash......................  $  10,901    $   (5,820)      $ 18,612         $      --       $   23,693
  Accounts receivable,
     net....................     (7,814)      634,350         82,469                --          709,005
  Prepaid expenses and other
     assets.................     22,086        21,303            463                --           43,852
                              ---------    ----------       --------         ---------       ----------
     Total current assets...     25,173       649,833        101,544                --          776,550
Property and equipment,
  net.......................        442        77,184         11,035                --           88,661
Goodwill, net...............    395,063       119,548             --                --          514,611
Investment in unconsolidated
  subsidiaries..............    245,127       396,293            920          (642,340)              --
Other assets................     15,019        29,482          2,811                --           47,312
                              ---------    ----------       --------         ---------       ----------
                              $ 680,824    $1,272,340       $116,310         $(642,340)      $1,427,134
                              =========    ==========       ========         =========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of
     long-term debt.........  $  28,924    $    6,576       $  9,723         $      --       $   45,223
  Accounts payable..........     15,606        99,214         10,345                --          125,165
  Inter-company payable.....   (174,043)      150,053         36,099           (12,109)              --
  Accrued expenses and
     other..................     33,291        55,478         32,358                --          121,127
  Billings in excess of
     costs and accrued
     earnings on contracts
     in process.............         --        84,169          6,306                --           90,475
                              ---------    ----------       --------         ---------       ----------
     Total current
       liabilities..........    (96,222)      395,490         94,831           (12,109)         381,990
Long-term debt..............    587,136        15,892            100                --          603,128
Other.......................     19,902        51,712          1,595                --           73,209
                              ---------    ----------       --------         ---------       ----------
     Total liabilities......    510,816       463,094         96,526           (12,109)       1,058,327
Mandatorily redeemable
  Series B exchangeable
  convertible preferred
  stock.....................    111,013            --             --                --          111,013
Total stockholders'
  equity....................     58,995       809,246         19,784          (630,231)         257,794
                              ---------    ----------       --------         ---------       ----------
                              $ 680,824    $1,272,340       $116,310         $(642,340)      $1,427,134
                              =========    ==========       ========         =========       ==========

                                URS CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                      YEAR ENDED OCTOBER 31, 2000
                               -------------------------------------------------------------------------
                                                           SUBSIDIARY
                                           SUBSIDIARY         NON-
                                PARENT     GUARANTORS      GUARANTORS       ELIMINATIONS    CONSOLIDATED
                               --------    ----------    ---------------    ------------    ------------
Revenues.....................  $    800    $1,989,259       $235,683          $(20,164)      $2,205,578
                               --------    ----------       --------          --------       ----------
Expenses:
  Direct operating...........        --     1,226,077        139,155           (20,164)       1,345,068
  Indirect, general and
     administrative..........   (38,360)      646,552         88,859                --          697,051
  Interest expense, net......    71,800          (316)           377                --           71,861
                               --------    ----------       --------          --------       ----------
                                 33,440     1,872,313        228,391           (20,164)       2,113,980
                               --------    ----------       --------          --------       ----------
Income (loss) before taxes...   (32,640)      116,946          7,292                --           91,598
Income tax expense...........    40,246         1,201            253                --           41,700
                               --------    ----------       --------          --------       ----------
Net income (loss)............   (72,886)      115,745          7,039                --           49,898
Preferred stock dividend.....     8,337            --             --                --            8,337
                               --------    ----------       --------          --------       ----------
Net income (loss) available
  for common stockholders....   (81,223)      115,745          7,039                --           41,561
Other comprehensive income
  (loss), net of tax:
  Foreign currency
     translation
     adjustments.............        --            --         (2,609)               --           (2,609)
                               --------    ----------       --------          --------       ----------
Comprehensive income
  (loss).....................  $(81,223)   $  115,745       $  4,430          $     --       $   38,952
                               ========    ==========       ========          ========       ==========

                                URS CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                            YEAR ENDED OCTOBER 31, 2000
                                          ----------------------------------------------------------------
                                                                  SUBSIDIARY
                                                     SUBSIDIARY      NON-
                                           PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                          --------   ----------   ----------   ------------   ------------
Cash flows from operating activities:
  Net income (loss).....................  $(72,886)  $ 115,745     $  7,039      $     --       $ 49,898
                                          --------   ---------     --------      --------       --------
Adjustments to reconcile net income to
  net cash provided (used) by operating
  activities:
  Depreciation and amortization.........    10,130      28,908        2,791            --         41,829
  Amortization of financing fees........     3,467          --           --            --          3,467
  Receivable allowances.................    (7,186)      6,202       (2,801)           --         (3,785)
  Stock compensation....................     1,179          --           --            --          1,179
  Tax benefit of stock options..........     2,455          --           --            --          2,455
Changes in current assets and
  liabilities:
  Accounts receivable and costs and
     accrued earnings in excess of
     billings on contracts in process...        --     (50,409)      11,150            --        (39,259)
  Income taxes recoverable..............        --     (16,668)          --            --        (16,668)
  Prepaid expenses and other assets.....    (3,788)      1,111        1,453            --         (1,224)
  Accounts payable, accrued salaries and
     wages and accrued expenses.........    88,206     (64,602)     (28,139)      (23,085)       (27,620)
  Billings in excess of costs and
     accrued earnings on contracts in
     process............................        --      18,136        2,026            --         20,162
  Deferrals and other, net..............   (12,868)    (42,242)      12,615        23,085        (19,410)
                                          --------   ---------     --------      --------       --------
     Total adjustments..................    81,595    (119,564)        (905)           --        (38,874)
                                          --------   ---------     --------      --------       --------
  Net cash provided (used) by operating
     activities.........................     8,709      (3,819)       6,134            --         11,024
                                          --------   ---------     --------      --------       --------
Cash flows from investing activities:
  Proceeds from sale of subsidiaries....    25,354          --           --            --         25,354
  Capital expenditures..................      (118)    (14,404)      (1,363)           --        (15,885)
                                          --------   ---------     --------      --------       --------
  Net cash provided (used) by investing
     activities.........................    25,236     (14,404)      (1,363)           --          9,469
                                          --------   ---------     --------      --------       --------
Cash flows from financing activities:
  Principal payments on long-term debt,
     bank borrowings and capital lease
     obligations........................   (37,805)     (4,625)      (8,096)           --        (50,526)
  Proceeds from sale of common shares
     and exercise of stock options......     8,039          --           --            --          8,039
                                          --------   ---------     --------      --------       --------
  Net cash (used) by financing
     activities.........................   (29,766)     (4,625)      (8,096)           --        (42,487)
                                          --------   ---------     --------      --------       --------
Net increase (decrease) in cash.........     4,179     (22,848)      (3,325)           --        (21,994)
Cash and cash equivalents at beginning
  of year...............................     6,722      17,028       21,937            --         45,687
                                          --------   ---------     --------      --------       --------
Cash and cash equivalents at end of
  year..................................  $ 10,901   $  (5,820)    $ 18,612      $     --       $ 23,693
                                          ========   =========     ========      ========       ========

                                URS CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                      YEAR ENDED OCTOBER 31, 1999
                                  --------------------------------------------------------------------
                                                            SUBSIDIARY
                                              SUBSIDIARY       NON-
                                   PARENT     GUARANTORS    GUARANTORS    ELIMINATIONS    CONSOLIDATED
                                  --------    ----------    ----------    ------------    ------------
Revenues........................  $     --    $1,268,925     $154,211       $(4,614)      $  1,418,522
                                  --------    ----------     --------       -------       ------------
Expenses:
  Direct operating..............        --       765,527       93,607        (4,614)           854,520
  Indirect, general and
     administrative.............    14,541       388,765       59,826            --            463,132
  Interest expense, net.........    34,069            --          520            --             34,589
                                  --------    ----------     --------       -------       ------------
                                    48,610     1,154,292      153,953        (4,614)         1,352,241
                                  --------    ----------     --------       -------       ------------
Income (loss) before taxes......   (48,610)      114,633          258            --             66,281
Income tax expense..............    29,130             8          562            --             29,700
                                  --------    ----------     --------       -------       ------------
Net income (loss)...............   (77,740)      114,625         (304)                          36,581
Preferred stock dividend........     3,333            --           --            --              3,333
                                  --------    ----------     --------       -------       ------------
Net income (loss) available for
  common stockholders...........   (81,073)      114,625         (304)           --             33,248
Other comprehensive income
  (loss), net of tax:
  Foreign currency translation
     adjustments................        --            --          197            --                197
                                  --------    ----------     --------       -------       ------------
Comprehensive income (loss).....  $(81,073)   $  114,625     $   (107)      $    --       $     33,445
                                  ========    ==========     ========       =======       ============

                                URS CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                          YEAR ENDED OCTOBER 31, 1999
                                     ---------------------------------------------------------------------
                                                                SUBSIDIARY
                                                  SUBSIDIARY       NON-
                                      PARENT      GUARANTORS    GUARANTORS    ELIMINATIONS    CONSOLIDATED
                                     ---------    ----------    ----------    ------------    ------------
Cash flows from operating
  activities:
  Net income (loss)................  $ (77,740)   $ 114,625      $   (304)      $     --       $  36,581
                                     ---------    ---------      --------       --------       ---------
Adjustments to reconcile net income
  to net cash provided (used) by
  operating activities:
  Depreciation and amortization....      7,075       23,162         1,940             --          32,177
  Amortization of financing fees...      1,587           --            --             --           1,587
  Receivable allowances............         --         (234)          (51)            --            (285)
  Stock compensation...............      1,726           --            --             --           1,726
Changes in current assets and
  liabilities:
  Accounts receivable and costs and
    accrued earnings in excess of
    billings on contracts in
    process........................         --      (56,055)      (30,211)            --         (86,266)
  Prepaid expenses and other
    assets.........................     (3,376)         403         1,236             --          (1,737)
  Accounts payable, accrued
    salaries and wages and accrued
    expenses.......................     63,181      (67,679)       38,084        (48,801)        (15,215)
  Billings in excess of costs and
    accrued earnings on contracts
    in process.....................         --       30,044         3,263             --          33,307
  Deferrals and other, net.........    (10,033)     (30,015)       (1,875)        48,801           6,878
                                     ---------    ---------      --------       --------       ---------
    Total adjustments..............     60,160     (100,374)       12,386             --         (27,828)
                                     ---------    ---------      --------       --------       ---------
  Net cash (used) provided by
    operating activities...........    (17,580)      14,251        12,082             --           8,753
                                     ---------    ---------      --------       --------       ---------
Cash flows from investing
  activities:
  Payment for business acquisition,
    net of cash acquired...........   (316,167)          --            --             --        (316,167)
  Capital expenditures.............        (41)     (16,760)       (3,447)            --         (20,248)
                                     ---------    ---------      --------       --------       ---------
  Net cash (used) by investing
    activities.....................   (316,208)     (16,760)       (3,447)            --        (336,415)
                                     ---------    ---------      --------       --------       ---------
Cash flows from financing
  activities:
  Payments on merger fees..........    (18,738)          --            --             --         (18,738)
  Proceeds from issuance of debt...    817,162       24,335        13,242             --         854,739
  Principal payments on long-term
    debt, bank borrowings and
    capital lease obligations......   (578,904)     (11,336)       (2,982)            --        (593,222)
  Proceeds from sale of common
    shares and exercise of stock
    options........................      7,138           --            --             --           7,138
  Proceeds from issuance of
    preferred stock................    100,000           --            --             --         100,000
  Payments on financing fees.......    (11,597)          --            --             --         (11,597)
  Payments on financing fees
    related to issuance of
    preferred stock................     (1,500)          --            --             --          (1,500)
                                     ---------    ---------      --------       --------       ---------
  Net cash provided by financing
    activities.....................    313,561       12,999        10,260             --         336,820
                                     ---------    ---------      --------       --------       ---------
Net (decrease) increase in cash....    (20,227)      10,490        18,895             --           9,158
Cash and cash equivalents at
  beginning of year................     26,949        6,538         3,042             --          36,529
                                     ---------    ---------      --------       --------       ---------
Cash and cash equivalents at end of
  year.............................  $   6,722    $  17,028      $ 21,937       $     --       $  45,687
                                     =========    =========      ========       ========       =========

NOTE 17.  SUBSEQUENT EVENT

     In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 142 (SFAS 142), Goodwill and Other Intangible Assets. SFAS 142 supercedes Accounting Principles Board Opinion No. 17 and addresses the financial accounting and reporting standards for goodwill and intangible assets subsequent to their initial recognition. SFAS 142 requires that goodwill be separately disclosed from other intangible assets in the statement of financial position, and no longer be amortized. It also requires that goodwill and other intangible assets be tested for impairment at least annually. The Company adopted SFAS 142 on November 1, 2001 and ceased to amortize goodwill on that date.

     If amortization expense related to goodwill that is no longer amortized had been excluded from operating expenses for the three years ended October 31, 2001, 2000, and 1999, and if the effective tax rate remained at 44.5%, 45.5% and 44.8%, respectively, diluted earnings per share for the three years ended October 31, 2001, 2000, and 1999 would have increased by $0.37, $0.38 and $0.45, respectively.

     The following table reflects the adjusted net income and net income per share as if SFAS 142 had been effective as of November 1, 1998:

                                                                   YEARS ENDED OCTOBER 31,
                                                              ---------------------------------
                                                                2001        2000        1999
                                                              ---------   ---------   ---------
                                                               (IN THOUSANDS, EXCEPT PER SHARE
                                                                          AMOUNTS)
Net Income
  Reported net income.......................................   $57,852     $49,898     $36,581
  Add: goodwill amortization, net of tax....................     8,667       8,321       8,225
                                                               -------     -------     -------
  Adjusted net income.......................................   $66,519     $58,219     $44,806
                                                               =======     =======     =======
Basic income per share
  Reported net income.......................................   $  2.79     $  2.55     $  2.14
  Goodwill amortization.....................................       .49         .51         .53
                                                               -------     -------     -------
  Adjusted net income.......................................   $  3.28     $  3.06     $  2.67
                                                               =======     =======     =======
Diluted income per share
  Reported net income.......................................   $  2.41     $  2.27     $  1.98
  Goodwill amortization.....................................       .37         .38         .45
                                                               -------     -------     -------
  Adjusted net income.......................................   $  2.78     $  2.65     $  2.43
                                                               =======     =======     =======

Item 7.         Financial Statements and Exhibits

        (c)     Exhibits
                23.1    Consent of PricewaterhouseCoopers LLP

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                URS CORPORATION

Dated:  November 15, 2002               By: /s/ Kent P. Ainsworth
                                        -------------------------------
                                        Kent P. Ainsworth
                                        Executive Vice President
                                        Chief Financial Officer and Secretary

                                EXHIBIT INDEX


Exhibit
Number          Description
--------        -----------
23.1            Consent of PricewaterhouseCoopers LLP